Exhibit 99.3

August ___, 2009
Teleplus Connect Corp.	Teleplus Connect Corp.
92 Willis Drive	6101 Blue Lagoon Drive, Suite 450
Aurora, Ontario, L4G 7M4	Miami, Florida 33126

Re:	Termination of Assurance Agreement and Indemnification Agreement

Dear Sir/Madam:

Reference is made to the following (i) that certain Agreement of even date herewith (the “Agreement”) by and between Teleplus World, Corp. (“Teleplus”), Xentenial Holdings Limited, and YA Global Investments, L.P. (the “Lender”); (ii) that certain Assurance Agreement dated as of November 3, 2008 (the “Assurance Agreement”) by and among Teleplus, Teleplus Connect Corp. (“Connect”), and Telizon Inc. (“Telizon”); and (iii) that certain Indemnification Agreement dated as of March 7, 2006 (the “Indemnification Agreement”, and together with the Assurance Agreement, the “Terminated Agreements”) by and between Teleplus and Marius Silvasan (“Marius”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given in the Agreement.

The Lender has previously extended certain financial accommodations to Teleplus pursuant to a series of secured convertible debentures. Pursuant to the terms of the Agreement, Teleplus and the Lender have agreed to resolve their disputes in connection with such financing arrangements. As part of the consideration for the Lender to enter into the Agreement, the parties to the Assurance Agreement and the Indemnification Agreement, as well as the intended beneficiaries if the same, have agreed to terminate such agreements. Accordingly, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.

Termination of Agreements. The Assurance Agreement and the Indemnification Agreement are hereby terminated and all obligations and liabilities contained therein are hereby null and void.

2.

Release and Waiver. Teleplus, Teleplus Wireless Corp., Cellz Inc., Teleplus Management Inc., Teleplus Consumer Services Inc., SmartCell Ltd., Marius, Jeanne Chan as sole director of 3577996 Canada, Inc., Cris Neely, 3577996 Canada, Inc., Visioneer Holdings Group, Inc., and Arnstein & Lehr LLP, for themselves and on behalf of each of their agents, attorneys, heirs, executors, administrators, successors, assigns and other legal representatives of all of such parties, respectively (all of the foregoing being referred to herein, collectively, as the “Releasors”) do hereby remise, release and forever discharge each of: (i) Connect; (ii) Telizon; (iii) Avenue Reconnect Corp.; (iv) 1523813 Ontario Limited d/b/a Freedom Phone Lines; (v) Telizon Internet Services Inc. and (vi) 1500536 Ontario Inc. o/a One Bill, and each of their respective agents, subsidiaries, affiliates, servants, attorneys, advisors, officers, directors, employees, partners, members, managers, predecessors, successors, and assigns (collectively, the “Released Parties”) from all circumstances, demands, actions, causes of action, suits, debts, dues, bonds, executions, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, rights, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, contingent or fixed, both at law or in equity, which the Releasors now have, or may have, or which the Releasors ever had against the Released Parties from the beginning of the world through this date.

3.

Representations and Warranties of Releasors. Each of the Releasors hereby represents and warrants as follows:

a.

The Releasors shall not pursue any claim for payment from the Released Parties or any other person or individual pursuant to the Terminated Agreements, including without limitation, claims for Covered Payments under the Assurance Agreement.

b.

Except for any claims of the Releasors that are being waived and released pursuant to this letter agreement, the Releasors are not aware of any claims that have been made or could be made by any other person or entity pursuant to the terms and conditions of the Terminated Agreements.

c.

By executing this letter agreement the Terminated Agreements shall be deemed null and void and the Releasors shall have no right or ability to (i) make a claim of any type under the Terminated Agreements, including without limitation, claims for payment, contribution, and indemnification; or (ii) to seek to enforce the terms and conditions of the Terminated Agreements.

4.

Governing  Law.    This  letter  agreement  shall  be  governed  by  and  interpreted  in accordance with the laws of the State of New Jersey without regard to the principles of conflict of laws.

5.

Counterparts. This letter agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered, including via facsimile, to the other party.

6.

Successors and Assigns. This letter agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither party hereunder shall assign this letter agreement or any rights or obligations hereunder without the prior written consent of the other party hereto.

7.

No Strict Construction. The language used in this letter agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

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If the foregoing correctly sets forth our understanding, please indicate your assent below. This letter agreement is executed as a sealed instrument as of the date first set forth above. Thank you for your assistance in this regard.

Very truly yours,

“RELEASORS”

TELEPLUS WORLD, CORP.

By:
Name:
Title:

TELEPLUS WIRELESS, CORP.

By:
Name:
Title:

CELLZ INC.

By:
Name:
Title:

TELEPLUS MANAGEMENT INC.

By:
Name:
Title:

TELEPLUS CONSUMER SERVICES INC.

By:
Name:
Title:

SMARTCELL LTD.
By:
Name:
Title:

[Signature Page to Termination Agreement]

[Signatures Continued on Following Page]

3577996 CANADA, INC.

By:
Name:	Jeanne Chan
Title:	Sole Director

Jeanne Chan, as
sole director of 3577996 CANADA, INC.

Marius Silvasan

Cris Neely

VISIONEER HOLDINGS GROUP, INC.

By:
Name:
Title:

ARNSTEIN & LEHR, LLP
By:
Name:
Title:

[Signature Page to Termination Agreement]

[Signatures Continued on Following Page]

ACKNOWLEDGED AND AGREED:

TELEPLUS CONNECT CORP.

By:
Name:
Title:

TELIZON INC.

By:
Name:
Title:

AVENUE RECONNECT CORP.

By:
Name:
Title:

1523813 ONTARIO LIMITED D/B/A FREEDOM PHONE LINES

By:
Name:
Title:

1500536 ONTARIO INC. O/A ONE BILL

By:
Name:
Title:

TELIZON INTERNET SERVICES INC.
By:
Name:
Title:

[Signature Page to Termination Agreement]